Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: July 22, 2009

Contacts:
Steven C. Ackmann	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-346-4156	570-504-8000

FIDELITY D & D BANCORP, INC.

SECOND QUARTER 2009 FINANCIAL RESULTS

Dunmore, PA — Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended June 30, 2009 of $912,000 compared to $1,204,000 for the same quarter of 2008.  This net income decline resulted from increased other operating expenses principally related to an increase in FDIC insurance assessments of $321,000, which includes a special assessment of $255,000.  Earnings per share on a fully diluted basis for the quarter totaled $0.44 down from $0.59 for the prior year period.

Net income for the six months ended June 30, 2009 was $1,737,000 compared to net income of $2,293,000 for the same 2008 period.  Earnings per share were $0.84 and $1.11 for the six months ended June 30, 2009 and 2008, respectively.  Provision for loan loss, other-than-temporary impairment, and FDIC insurance assessments, partially offset by mortgage banking gains, were the primary drivers reducing net income for the first six months of 2009 compared to the same 2008 period.

Net interest income decreased to $4,740,000 for the quarter ended June 30, 2009 from $4,943,000 recorded during the same quarter of 2008.  The cost reduction from lowering rates on interest bearing liabilities lagged behind the effect the current interest rate environment had on earning asset yields.  As a result, net interest income dipped $203,000, or 4%, for the second quarter of 2009.  This earnings decline, in relation to the $15,496,000 reduction in average earning assets, maintained the net interest margin at 3.70% for the second quarter of 2009, compared to 3.71% for same 2008 period.

Net interest income increased to $9,565,000 for the six months ended June 30, 2009 from $9,490,000 recorded during the same quarter of 2008.  Net interest margin was 3.71% during the first half of 2009 compared to 3.54% during the same 2008 period.

“While the worst of the financial crisis seems to be behind us, the current recession and the tumult in the industry has made the first half of 2009 one of the most challenging for bankers, ever,” said Steven C. Ackmann, President and CEO. “Our charges for security impairments and the high FDIC fees and special FDIC assessment have been largely offset by a terrific first six months of mortgage banking. We’re gratified of the stabile trends in our credit quality, but continue to monitor the loan portfolio closely to stay on top of any developing credit issues.”  Mr. Ackmann further stated, “Meanwhile, we continue to lend to qualified borrowers seen in the high volume of mortgage originations plus our 6% commercial loan growth in the first half.  Additionally, our deposit gathering efforts produced growth of 4.8% for the first half of 2009.”

The provision for loan loss was $300,000 for the second quarter and $725,000 for six month period ending June 30, 2009, as compared to $125,000 requirements for the same 2008 quarter and six month periods. A provision for loan loss was required due to internally classified credit downgrades, weakening economic conditions plus commercial loan growth during the second quarter of 2009.  The allowance for loan losses was 1.22% of total loans at June 30, 2009, up from 1.00% at June 30, 2008.

Total other income recorded for the quarter ended June 30, 2009 was $1,458,000, 15% higher when compared with $1,266,000 for the same quarter in 2008.  Mortgage banking produced $268,000 more gains recorded in other income during the second quarter of 2009, which more than offset fewer deposit service charges collected, when compared to other income recorded for the second quarter of 2008.

Total other income for the six months ended June 30, 2009 was $2,772,000, compared to $2,561,000 for the same period in 2008.  Mortgage banking services produced $667,000 of additional gains that more than offset a $326,000 non-cash other-than-temporary impairment and $220,000 lower deposit service charge levels during the six months ended June 30, 2009 compared to the same 2008 period.

Total other operating expenses increased 7% from $4,445,000 to $4,739,000 for the quarters ending June 30, 2008 and 2009, respectively.  The other operating expenses primarily increased from recognizing a $255,000 FDIC special assessment premium and added premises and equipment expenses resulting mostly from the West Scranton branch opening in August 2008.

Total other operating expenses increased 6% from $8,837,000 for the six months ending June 30, 2008 to $9,401,000 for 2009. The operating expense increase resulted from $383,000 of additional FDIC premiums, including the mentioned special assessment, and $239,000 in added occupancy expenses.

The Company’s assets contracted $15,265,000 to total $560,454,000 at June 30, 2009 from $575,719,000 at December 31, 2008, caused from mortgage sale proceeds utilized to pay off debt and improve liquidity and interest rate risk positions.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations.  The Bank’s deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include the possibility that increased demand or prices for the company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments and other risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission.

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Balance Sheets

At Period End:

	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
Assets
Total cash and cash equivalents	$15,569,573	$20,800,732	$12,771,147	$13,375,299	$16,040,466
Investment securities	77,319,094	78,949,503	84,187,579	87,179,549	129,244,167
Federal Home Loan Bank Stock	4,781,100	4,781,100	4,781,100	4,770,700	4,358,300
Loans and leases	427,432,128	426,269,981	441,036,694	431,293,559	418,650,319
Allowance for loan losses	(5,215,736)	(5,097,641)	(4,745,234)	(4,205,566)	(4,188,571)
Premises and equipment, net	15,544,799	15,871,074	16,056,362	16,018,219	12,912,023
Life insurance cash surrender value	8,962,081	8,886,844	8,807,784	8,728,568	8,645,597
Other assets	16,061,169	16,323,980	12,823,565	12,383,084	12,901,595

Total assets	$560,454,208	$566,785,573	$575,718,997	$569,543,412	$598,563,896

Liabilities
Non-interest-bearing deposits	$69,503,187	$69,296,833	$71,442,651	$69,619,234	$74,765,086
Interest-bearing deposits	384,370,177	394,857,294	361,869,281	365,812,303	373,468,779
Total deposits	453,873,364	464,154,127	433,311,932	435,431,537	448,233,865
Short-term borrowings	8,880,343	10,741,814	38,129,704	17,086,314	29,674,336
Long-term debt	42,000,000	42,000,000	52,000,000	62,071,661	62,285,582
Other liabilities	6,577,952	4,427,884	3,316,710	4,335,911	5,318,030
Total liabilities	511,331,659	521,323,825	526,758,346	518,925,423	545,511,813

Shareholders’ equity	49,122,549	45,461,748	48,960,651	50,617,989	53,052,083

Total liabilities and shareholders’ equity	$560,454,208	$566,785,573	$575,718,997	$569,543,412	$598,563,896

Average Quarterly Balances:

	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
Assets
Total cash and cash equivalents	$22,538,111	$12,902,871	$11,389,500	$11,483,829	$12,025,621
Investment securities	78,537,567	86,550,978	90,153,057	117,713,728	138,429,282
Loans and leases, net	422,830,387	433,903,852	434,511,745	421,771,678	402,874,033
Premises and equipment, net	15,751,986	16,048,369	15,948,591	13,315,976	12,951,487
Other assets	23,783,296	22,889,530	21,628,663	19,744,364	19,358,141

Total assets	$563,441,347	$572,295,600	$573,631,556	$584,029,575	$585,638,564

Liabilities
Non-interest-bearing deposits	$68,908,889	$68,083,243	$69,665,796	$69,069,124	$65,591,257
Interest-bearing deposits	389,822,588	380,508,523	366,709,783	360,426,504	378,477,080
Total deposits	458,731,477	448,591,766	436,375,579	429,495,628	444,068,337
Short-term borrowings and long-term debt	52,414,957	72,666,503	83,447,025	97,685,420	81,129,443
Other liabilities	4,372,934	3,366,585	4,093,554	4,466,079	5,005,066
Total liabilities	515,519,368	524,624,854	523,916,158	531,647,127	530,202,846

Shareholders’ equity	47,921,979	47,670,746	49,715,398	52,382,448	55,435,718

Total liabilities and shareholders’ equity	$563,441,347	$572,295,600	$573,631,556	$584,029,575	$585,638,564

FIDELITY D & D BANCORP, INC.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	Jun. 30, 2009	Jun. 30, 2008	Jun. 30, 2009	Jun. 30, 2008
Interest income
Loans and leases	$6,470,352	$6,860,510	$13,145,874	$13,747,720
Securities and other	985,161	1,752,556	2,137,052	3,610,178

Total interest income	7,455,513	8,613,066	15,282,926	17,357,898

Interest expense
Deposits	2,138,133	2,831,400	4,329,905	6,065,136
Borrowings and debt	576,811	838,502	1,387,632	1,802,762

Total interest expense	2,714,944	3,669,902	5,717,537	7,867,898

Net interest income	4,740,569	4,943,164	9,565,389	9,490,000

Provision for loan losses	300,000	125,000	725,000	125,000
Other income	1,458,269	1,265,669	2,771,631	2,561,211
Other expenses	4,738,834	4,444,540	9,400,776	8,837,289
Provision for income taxes	247,851	435,347	474,033	796,029
Net income	$912,153	$1,203,946	$1,737,211	$2,292,893

	Three Months Ended
	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
Interest income
Loans and leases	$6,470,352	$6,675,522	$6,911,146	$6,905,422	$6,860,510
Securities and other	985,161	1,151,891	1,272,950	1,514,018	1,752,556

Total interest income	7,455,513	7,827,413	8,184,096	8,419,440	8,613,066

Interest expense
Deposits	2,138,133	2,191,772	2,454,253	2,598,805	2,831,400
Borrowings and debt	576,811	810,821	821,689	941,488	838,502

Total interest expense	2,714,944	3,002,593	3,275,942	3,540,293	3,669,902

Net interest income	4,740,569	4,824,820	4,908,154	4,879,147	4,943,164

Provision for loan losses	300,000	425,000	685,000	130,000	125,000
Other income	1,458,269	1,313,362	1,172,647	844,443	1,265,669
Other expenses	4,738,834	4,661,942	4,700,740	4,672,654	4,444,540
Provision for income taxes	247,851	226,182	93,121	179,821	435,347
Net income	$912,153	$825,058	$601,940	$741,115	$1,203,946

FIDELITY D & D BANCORP, INC.

Selected Financial Ratios and Other Data

	Three Months Ended
	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sep. 30, 2008	Jun. 30, 2008
Selected returns and financial ratios
Diluted earnings per share	$0.44	$0.40	$0.30	$0.35	$0.59
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	5.74%	5.97%	6.13%	6.17%	6.39%
Cost of interest-bearing liabilities	2.46%	2.69%	2.90%	3.07%	3.21%
Net interest spread	3.28%	3.28%	3.23%	3.10%	3.18%
Net interest margin	3.70%	3.73%	3.72%	3.62%	3.71%
Return on average assets	0.65%	0.58%	0.42%	0.50%	0.83%
Return on average equity	7.63%	7.02%	4.82%	5.63%	8.73%
Efficiency ratio	70.16%	70.33%	73.33%	74.84%	70.17%
Expense ratio	2.16%	2.15%	2.35%	2.35%	2.19%

	Six Months Ended
	Jun. 30, 2009	Jun. 30, 2008
Diluted earnings per share	$0.84	$1.11
Dividends per share	$0.50	$0.50
Yield on interest-earning assets (FTE)	5.85%	6.39%
Cost of interest-bearing liabilities	2.58%	3.42%
Net interest spread	3.27%	2.97%
Net interest margin	3.71%	3.54%
Return on average assets	0.62%	0.78%
Return on average equity	7.33%	8.26%
Efficiency ratio	70.24%	71.85%
Expense ratio	2.15%	2.15%

Other data

	Jun. 30, 2009		Mar. 31, 2009		Dec. 31, 2008		Sep. 30, 2008		Jun. 30, 2008
Book value per share	$23.59		$21.94		$23.73		$24.55		$25.63
Equity to assets	8.76%		8.02%		8.50%		8.89%		8.86%
Allowance for loan losses to:
Total loans	1.22%		1.20%		1.08%		0.98%		1.00%
Non-accrual loans	0.70	x	0.70	x	1.36	x	1.35	x	1.14	x
Non-accrual loans to net loans	1.75%		1.72%		0.80%		0.73%		0.88%
Non-performing assets to total assets	1.57%		1.56%		0.96%		0.90%		0.79%